SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported):    August 10, 2005



                                   Coach, Inc.
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             (Exact name of registrant as specified in its charter)


   Maryland                     1-16153                       52-2242751
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  (State of            (Commission File Number)              (IRS Employer
Incorporation)                                             Identification No.)


                    516 West 34th Street, New York, NY 10001
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               (Address of principal executive offices) (Zip Code)


                                 (212) 594-1850
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              (Registrant's telephone number, including area code)


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Item 1.01:   Entry into a Material Definitive Agreement.

     On August 10, 2005, the Human Resources and Governance Committee of the Board of Directors of Coach, Inc. (the "Company") determined the performance goals for Company's fiscal year 2006 for purposes of determining bonuses to be paid under the Company's Performance-Based Annual Incentive Plan. Bonuses under the plan for the Company's named executive officers (Lew Frankfort, Chairman and Chief Executive Officer; Reed Krakoff, President, Executive Creative Director; Keith Monda, President and Chief Operating Officer; Michael Tucci, President, North America Retail; and Michael Devine, Senior Vice President, Chief Financial Officer) shall be based upon the Company achieving pre-determined performance targets in the following areas: diluted earnings per share, net income, net sales, return on investment and operating cash flow.

     In addition, on August 10, 2005, the Human Resources and Governance Committee approved the Company's annual grants of stock options and restricted stock units to the Company's management and employees. The options granted have an exercise price of $34.84 (equal to the fair market value on the date of the grants), have a 10-year term, vest in equal installments on the first three anniversaries of the grant date, have accelerated vesting upon a change of control, and generally provide for a 90-day post-termination exercise period (subject to specified exceptions, including the participant's death or retirement). Further terms of these securities are described in the grant agreements for stock options and restricted stock units, which are attached as exhibits to this report.


Item 9.01:   Financial Statements and Exhibits.

(c)  Exhibits. The following exhibit is being furnished herewith:

10.1            Form of Stock Option Grant Notice and Agreement

10.2            Form of Restricted Stock Unit Award Grant Notice and Agreement


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 16, 2005

                                      COACH, INC.

                                      By: /s/  Carole P. Sadler
                                          --------------------------------------
                                          Carole P. Sadler
                                          Senior Vice President, General Counsel
                                          and Secretary


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                                  EXHIBIT INDEX

10.1            Form of Stock Option Grant Notice and Agreement

10.2            Form of Restricted Stock Unit Award Grant Notice and Agreement